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                            Exhibit (21)

                SUBSIDIARIES OF MILLIPORE CORPORATION

Pursuant to Item 601, Paragraph 22, clause (ii) of Regulation S-K, the following list excludes subsidiaries who conduct no business operations or which have no significant assets.

COMPANY                                           JURISDICTION

Millipore Asia Ltd.                               Delaware
Millipore Cidra, Inc.                             Delaware
Millipore Dublin International Finance Company    Ireland
Millipore Intertech (V.I.), Inc.                  U.S. Virgin Is.
Millipore International Holding Company B.V.      Netherlands
Millipore Japan Company L.L.C.                    Delaware
Millipore S.A./N.V.                               Belgium
Millipore (Canada) Ltd.                           Canada
Millipore (U.K.) Ltd.                             United Kingdom
Millipore S.A.                                    France
Millipore Ireland B.V.                            Netherlands
Millipore GmbH                                    Germany
Millipore S.p.A.                                  Italy
Millipore A.B.                                    Sweden
Millipore A.G.                                    Switzerland
Millipore A/S                                     Denmark
Millipore AS                                      Norway
Millipore Australia Pty. Ltd.                     Australia
Millipore GesmbH                                  Austria
Millipore Iberica S.A.                            Spain
Millipore S.A. de C.V.                            Mexico
Millipore I.E.C., Ltda.                           Brazil
Millipore OY                                      Finland
Millipore B.V.                                    The Netherlands
Millipore Korea Ltd.                              Korea
Millipore China Ltd.                              Hong Kong
Millipore KFT                                     Hungary
Millipore S.R.O.                                  Czech Republic
Millipore of New Hampshire, Inc.                  New Hampshire
Millicorp, Inc.                                   Delaware
Minerva Insurance Corp. Ltd.                      Bermuda
Nihon Millipore Limited                           Japan
Millipore Investment Holdings Ltd.                Delaware
Immunosystems Incorporated                        Maine